Exhibit 5.1

Rua Tabapuã, 1227 14th floor 04533-014 São Paulo SP Brasil Telephone (+55) 11 3024 6100 www.lefosse.com

Petróleo Brasileiro S.A. – Petrobras

Avenida República do Chile, 65

2003 1-912 Rio de Janeiro, RJ

Brazil

São Paulo, February 10, 2020.

Ladies and Gentlemen,

1

We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian special counsel to Petróleo Brasileiro S.A. – Petrobras, a state-controlled corporation (sociedade de economia mista) incorporated under the laws of Brazil (“Petrobras”), in connection with the offer and sale by Banco Nacional de Desenvolvimento Econômico e Social – BNDES (the “Selling Shareholder”) of 734,202,699 common shares of Petrobras, including common shares represented by American Depositary Shares (collectively, the “Common Shares”), pursuant to the registration statement on Form F-3, dated January 3, 2020 (No. 333-235803) (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”), and in accordance with the terms of the Underwriting and Agency Agreement, dated as of February 5, 2020 by and between the Company, the Selling Shareholder and the several international underwriters and agents named therein (“Underwriting and Agency Agreement”).

2	For the purposes of giving this opinion we have examined and/or relied upon:

(i)	an electronic copy of the Registration Statement filed with the SEC and exhibits attached thereto;

(ii)

an electronic copy of the Preliminary Prospectus Supplement to the Registration Statement, filed with the SEC pursuant to Rule 424(b)(3) on January 21, 2020 and exhibits attached thereto (“Preliminary Prospectus Supplement”);

(iii)

an electronic copy of the Final Prospectus Supplement to the Registration Statement, filed with the SEC pursuant to Rule 424(b)(3) on February 7, 2020 and exhibits attached thereto (“Final Prospectus Supplement” and, together with the Preliminary Prospectus Supplement, the “Prospectus Supplements”);

(iv)	an executed copy of the Underwriting and Agency Agreement;

(v)	a copy of the Petrobras’ Estatuto Social, as in effect on the date hereof (the “By-Laws”); and

(vi)

such other documents, corporate documents, contracts and certificates of officers of Petrobras, when applicable, furnished to us by Petrobras, as we may have considered necessary or desirable to examine for the purpose of giving this opinion.

3

We have not made any investigation of the laws of any jurisdiction outside of Brazil and this opinion is given solely in respect of the laws of Brazil, as of the date hereof and not in respect of any other law. In particular, we have not made any independent investigation of the laws of the State of New York or the federal laws of the United States, and do not express or imply any opinion on such laws. This opinion is to be governed by and construed in accordance with the laws of Brazil in effect as of the date hereof. This opinion is issued solely in connection with the offering and sale of the Common Shares by the Selling Shareholder and is not to be relied upon in respect of any other matter.

4	In giving this opinion, we have made the following assumptions:

(i)	that the signatures on the originals, certified copies or copies of all documents submitted to us are genuine;

(ii)

that the Registration Statement and any amendments or supplements thereto, including the Prospectus Supplements (and any of the documents incorporated by reference therein) are effective and will comply with all applicable laws at the time the Common Shares are offered as contemplated by the Registration Statement, including the Prospectus Supplements;

(iii)	the Common Shares will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of the Underwriting and Agency Agreement;

(iv)	that all factual representations made in documents reviewed by us, other than those dealing with matters of Brazilian law, are accurate and complete; and

(v)	that, except as specifically otherwise mentioned herein, there is no provision of the law of any jurisdiction other than Brazil that has any implication in relation to the opinions expressed herein.

5	On the basis of and subject to the foregoing, we are of the opinion that:

(i)	Petrobras has been duly incorporated and is validly existing as a state-controlled corporation (sociedade de economia mista) under the laws of Brazil;

(ii)

Upon the sale of the Common Shares by the Selling Shareholder, in accordance with the Underwriting and Agency Agreement, the Common Shares will continue to be legally issued, fully paid and non-assessable (meaning that no further sums will be payable to Petrobras on such Common Shares).

6

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the preparation of a disclosure document are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus Supplements or any amendments or supplements thereto (including any of the documents incorporated by reference therein).

7

This opinion letter is limited to the matters and transactions expressly stated and speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

8

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm in the prospectus constituting a part of the Registration Statement, including the Prospectus Supplements, under the captions “Validity of Securities,” “Legal Matters” and “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons”. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Rodrigo Azevedo Junqueira

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